Exhibit 99.1

RBC Bearings Announces Agreement to Acquire ABB’s DODGE Mechanical Power Transmission Business

●	Transaction creates a leading manufacturer with strong brand recognition for premium performance critical bearing and motion control products sold to both OEMs and the industrial aftermarket doubling ROLL’s revenue and EBITDA scale

●	The DODGE brand, a well-known premium choice for bearings, mechanical components and systems, is produced primarily with world class U.S. centric manufacturing capabilities

●	Substantially increases scale, product depth and reach in the important market of industrial distribution where over 60% of revenues are consistently achieved

●	Extensive population of existing products used throughout industry and installed over decades where like-for-like replacement dictates purchasing preference

●	Strong synergies across all aspects of the business enterprise capable of reaching $70 million to $100 million annually by the fifth year

●	Approximately 40% to 60% accretive to cash EPS in the first full fiscal year

●	Strong cash flow of the combined business expecting to pay down debt within 5 years

OXFORD, Conn.--(BUSINESS WIRE)--July 26, 2021-- RBC Bearings Incorporated (Nasdaq: ROLL), a leading international manufacturer of highly engineered precision bearings and components for the industrial, defense and aerospace industries, today announced that it has entered into a definitive agreement to acquire the DODGE mechanical power transmission division (“DODGE”) of Asea Brown Boveri Ltd (“ABB”) for $2.9 billion in cash. The purchase price represents 16.7x DODGE’s adjusted EBITDA for the 12 months ended June 30, 2021, or 10.6x to 11.9x adjusted EBITDA when including estimated run-rate synergies.

With headquarters in Greenville, South Carolina, DODGE is a leading manufacturer of mounted bearings and mechanical products with market-leading brand recognition. DODGE manufactures a complete line of mounted bearings, enclosed gearing and power transmission components across a diverse set of industrial end markets. DODGE primarily operates across the construction and mining aftermarket, food & beverage, warehousing and general machinery verticals, with sales predominately in the Americas. DODGE generated revenue of approximately $617 million and adjusted EBITDA of approximately $174 million, representing an adjusted EBITDA margin of 28%, for the 12 months ended June 30, 2021.

RBC Bearings Chairman, President and Chief Executive Officer, Dr. Michael J. Hartnett, said, “Today we are very pleased to announce the execution of an agreement between ABB and RBC Bearings to acquire DODGE. The combination will enhance RBC Bearings’ capabilities, footprint, and customer base while increasing our access to DODGE’s attractive end markets. Our businesses are highly complementary, with DODGE bringing new offerings, new end markets, and more scale to the combined organization. The combined company will have an attractive position in the Aerospace, Defense and Industrial markets with a diversified client base and expansive geographic footprint. We look forward to welcoming DODGE’s talented team to RBC Bearings.”

“We are delighted that DODGE has found an excellent new home with RBC Bearings, where it can continue its exciting growth story,” said ABB CEO Björn Rosengren. “This transaction further strengthens ABB’s balance sheet. In line with our capital allocation priorities, we plan to first use the proceeds from the transaction to fund organic growth, pay a rising sustainable dividend per share and make value-creating acquisitions.”

The acquisition is anticipated to be immediately accretive to RBC Bearings’ cash EPS (excluding amortization of intangibles, deferred financing fees, and one-time deal costs associated with this transaction) by approximately 40% to 60% in the first full fiscal year after close. We expect cash EPS to be in the range of $7.00 to $8.00 per share in the first full fiscal year. The acquisition is expected to generate annual pre-tax run-rate synergies of approximately $70 million to $100 million by fiscal year 2026.

The acquisition is supported by a fully committed bridge facility. Permanent financing is expected to include an appropriate mix of debt and equity, with strong deleveraging expected post-closing. The transaction is expected to close in the fourth calendar quarter of 2021 (our fiscal 2022 third quarter), subject to customary closing conditions, including regulatory review.

Advisors

Goldman Sachs & Co. LLC is serving as the exclusive financial advisor to RBC Bearings. Goldman Sachs Bank USA is providing committed financing for the transaction. RBC Bearings is represented by Goodwin Procter LLP as legal advisor and Kirkland & Ellis LLP solely with respect to financing matters. Goldman Sachs Bank USA is represented by Latham & Watkins LLP as legal advisor.

Conference Call and Webcast

RBC Bearings Incorporated will host a webcast at 11:00 a.m. ET today to discuss the acquisition of DODGE. To access the webcast, go to the investor relations portion of the Company’s website, www.rbcbearings.com, and click on the webcast icon. If you do not have access to the Internet and wish to listen to the call, dial 844-419-1755 (international callers dial 216-562-0468) and provide conference ID #3813719. An audio replay of the call will be available from 1.00 p.m. ET July 26, 2021 until 1:00 p.m. ET August 2, 2021. The replay can be accessed by dialing 855-859-2056 (international callers dial 404-537-3406) and providing conference ID #3813719. Investors are advised to dial into the call at least ten minutes prior to the call to register.

Non-GAAP Financial Measures

In addition to disclosing results of operations that are determined in accordance with U.S. generally accepted accounting principles (GAAP), this press release also discloses non-GAAP results of operations that exclude certain items. These non-GAAP measures adjust for items that management believes are unusual. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding the Company’s results of operations, as these non-GAAP measures allow investors to better evaluate ongoing business performance. Investors should consider non-GAAP measures in addition to, not as a substitute for, financial measures prepared in accordance with GAAP.

About RBC Bearings

RBC Bearings Incorporated is an international manufacturer and marketer of highly engineered precision bearings and components. Founded in 1919, the Company is primarily focused on producing highly technical or regulated bearing products and components requiring sophisticated design, testing and manufacturing capabilities for the diversified industrial, aerospace and defense markets. The Company is headquartered in Oxford, Connecticut.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including the following: outlooks; the timing, completion and expected benefits and synergies of the acquisition of DODGE; the impact of the acquisition on the market for RBC and DODGE products; the impact of the acquisition on the Company’s earnings; deleveraging following the closing of the acquisition; competitive position and opportunities; the timing and amount of free cash flow generation resulting from the acquisition; any projections of earnings, revenue or other financial items relating to the Company, any statement of the plans, strategies and objectives of management for future operations; any statements concerning proposed future growth rates in the markets we serve; any statements of belief; any characterization of and the Company’s ability to control contingent liabilities; anticipated trends in the Company’s businesses; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “would,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” and other similar words. Although the Company believes that the expectations reflected in any forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties beyond the control of the Company. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to the acquisition of DODGE (including risks relating to the satisfaction of the closing conditions, unexpected acquisition-related costs, charges or expenses, RBC’s ability to achieve the growth and synergies expected from the acquisition, and RBC’s ability to pay down the acquisition-related indebtedness), general economic conditions, the COVID-19 pandemic, geopolitical factors, future levels of general industrial manufacturing activity, future financial performance, market acceptance of new or enhanced versions of the Company’s products, the pricing of raw materials, changes in the competitive environments in which the Company’s businesses operate, the outcome of pending or future litigation and governmental proceedings and approvals, estimated legal costs, increases in interest rates, tax legislation and changes, the Company’s ability to meet its debt obligations, the Company’s ability to acquire and integrate complementary businesses, and risks and uncertainties listed or disclosed in the Company’s reports filed with the Securities and Exchange Commission, including, without limitation, the risks identified under the heading “Risk Factors” set forth in the Company’s most recent Annual Report filed on Form 10-K. The Company does not intend, and undertakes no obligation, to update or alter any forward-looking statements.

RBC Bearings

Robert M. Sullivan

203-267-5014

rsullivan@rbcbearings.com

Alpha IR Group

Michael Cummings

617-461-1101

investors@rbcbearings.com

Source: RBC Bearings Incorporated

3